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                                                                    EXHIBIT 99.1

                        CONSENT TO BE NAMED AS A DIRECTOR

     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (the "Registration Statement") of Allied World Assurance Company Holdings, Ltd (the "Company") relating to the Company's offering of its senior notes, the undersigned hereby consents to being named and described in the Registration Statement and in any and all amendments, including post-effective amendments, or supplements thereto (including the prospectus contained therein) to be filed with the U.S. Securities and Exchange Commission as a person about to become a director of the Company, with such appointment to become effective upon termination of the Company's shareholders agreement immediately prior to the closing of the Company's initial public offering of its common shares, and to the filing or attachment of this Consent with such Registration Statement and any amendment, including any post-effective amendment, or supplement thereto.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 26th day of June, 2006.


     /s/ James. F. Duffy
     -------------------
     James F. Duffy